Exhibit 23(a)





                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statements of GreenMan Technologies, Inc. on Form S-3 (Nos. 333-22813 and 333-27625) of our report dated August 29, 1997, with respect to the balance sheet of BFI Tire Recyclers of Minnesota, Inc. (a division of BFI Tire Recyclers of Minnesota, Inc.) as of May 31, 1997, and the related statements of operations and cash flows for the years ended May 31, 1996 and 1997, which report appears in the Form 8-K/A-1 of GreenMan Technologies, Inc. dated September 15, 1997.





                                          SCHECHTER DOKKEN KANTER
                                              ANDREWS & SELCER LTD.


Minneapolis, Minnesota 55401
September 12, 1997